UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2025

VOLATO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Airport Road, Suite 124

Chamblee, GA 30341

(Address of principal executive offices) (zip code)

844-399-8998

Registrant’s telephone number, including area code

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $287.50	SOARW	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported, on December 4, 2024, Volato Group, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with an institutional investor (the “Buyer”). Under the Securities Purchase Agreement, the Company agreed to issue 10% original issue discount senior unsecured convertible promissory notes (“Notes”) in an aggregate original principal amount of up to $36,000,000, which, once issued, will be convertible into shares of the Company’s Class A common stock, par value $0.0001 per share. The closing of the first tranche was consummated on December 4, 2024, and the Company issued the initial Note for an aggregate original principal amount of $4,500,000 (the “Initial Tranche”). The Note issued in the Initial Tranche was sold to the Buyer for a purchase price of $4,050,000, representing an original issue discount of ten percent (10%), and matures on December 4, 2025.

On June 13, 2025, the parties consummated the closing of the second tranche and the Company issued to the Buyer a 10% original issue discount senior unsecured convertible promissory note, in an aggregate original principal amount of $1,500,000 (the “Second Tranche Note”), under the Securities Purchase Agreement. The Second Tranche Note issued under the Securities Purchase Agreement was sold to the Buyer for a purchase price of $1,350,000, representing an original issue discount of ten percent (10%), and matures on June 13, 2026.

On July 21, 2025, the parties consummated the closing of a third tranche and the Company issued to the Buyer a 10% original issue discount senior unsecured convertible promissory note, in an aggregate original principal amount of $3,000,000 (the “Third Tranche Note”), under the Securities Purchase Agreement. The Third Tranche Note issued under the Securities Purchase Agreement was sold to the Buyer for a purchase price of $2,700,000, representing an original issue discount of ten percent (10%), and matures on July 21, 2026.

On October 16, 2025, the parties consummated the closing of a fourth tranche and the Company issued to the Buyer a 10% original issue discount senior unsecured convertible promissory note, in an aggregate original principal amount of $2,220,000 (the “Fourth Tranche Note”), under the Securities Purchase Agreement. The Fourth Tranche Note issued under the Securities Purchase Agreement was sold to the Buyer for a purchase price of $1,998,000, representing an original issue discount of ten percent (10%), and matures on October 16, 2026.

The Securities Purchase Agreement and Notes contain customary representations, warranties, agreements and conditions to completing future sale transactions, indemnification rights and obligations of the parties. Among other things, the Buyer represented to the Company, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The Company offered and issued the Initial Tranche Note, the Second Tranche Note, the Third Tranche Note, and the Fourth Tranche Note, and will issue any additional Notes, and the shares of common stock issuable pursuant to the Notes, in reliance upon the exemptions from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1*	Form of Fourth Tranche 10% Original Issue Discount Senior Unsecured Convertible Promissory Note.

10.1	Securities Purchase Agreement between the Company and the Buyer, dated December 4, 2024 (incorporated by reference from Exhibit 10.12 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 7, 2025).

10.2	Registration Rights Agreement between the Company and the Buyer, dated December 4, 2024 (incorporated by reference from Exhibit 10.13 to the Company’s Registration Statement on Form S-1 filed with the SEC on May 7, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2025

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer